UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2002
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Imagis Technologies Inc.

British Columbia, Canada	000-30090	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300-1075 West Georgia Street Vancouver, British Columbia, Canada V6E 3C9

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (604) 684-2449

Item 7.         Financial Statements and Exhibits

(c)     Exhibits:

1.       Press Release of the Company dated March 15, 2002
2.       Press Release of the Company dated March 25, 2002

Item 9.         Regulation FD Disclosure

On March 15, 2002, the Company announced that its premier law enforcement software product, the CABS Computerized Arrest and Booking System, had been purchased by an additional four Royal Canadian Mounted Police detachments.

On March 25, 2002, the Company announced the formation of a special committee of its board of directors to be chaired by Roy Trivett. In doing so, the special committee will consider any transaction that may arise, including a publicly-announced going private proposal by Pembridge Group, within the context of Imagis' strategic alternatives and underlying fiduciary responsibility of the board to maximize shareholder value.

The Company further announced that it has retained Raymond James Ltd. to act as its financial advisor to assess all strategic alternatives available to Imagis and negotiate any transaction that may result from proposals received by Imagis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imagis Technologies Inc.

Date: April 5, 2002	By: /s/ Rory Godinho

Rory Godinho
Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release issued March 15, 2002
99.2	Press release issued March 25, 2002